    As filed with the Securities and Exchange Commission on January 26, 1996

                                            Registration Statement No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                            RUBBERMAID INCORPORATED
             (Exact name of registrant as specified in its charter)

              OHIO                          34-0628700
 (State or other jurisdiction of         (I.R.S. employer
 incorporation or organization)       identification number)

                                1147 AKRON ROAD
                            WOOSTER, OHIO 44691-6000
                                 (216) 264-6464

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                             James A. Morgan, Esq.
              Senior Vice President, General Counsel and Secretary
                            Rubbermaid Incorporated
                                1147 Akron Road
                            Wooster, Ohio 44691-6000
                                 (216) 264-6464
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   Copies to:

   Christopher M. Kelly, Esq.       Richard D. Truesdell, Esq.
   Jones, Day, Reavis & Pogue          Davis Polk & Wardwell
      901 Lakeside Avenue              450 Lexington Avenue
     Cleveland, Ohio 44114           New York, New York 10017
         (216) 586-3939                   (212) 450-4000

                                ---------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time
after the effective date of the Registration Statement as determined in light of market conditions.

                                ---------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                              PROPOSED
                                                                        PROPOSED              MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE            MAXIMUM              AGGREGATE             AMOUNT OF
             TO BE REGISTERED                    REGISTERED        OFFERING PRICE(1)     OFFERING PRICE(1)      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities.....................   $400,000,000(2)(3)          100%              $400,000,000            $137,931
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2) Or, if any Senior Debt Securities are issued at original discount, such greater principal amount as shall result in aggregate proceeds of $400,000,000.

(3) Or, if any Senior Debt Securities are issued with a principal amount denominated in a foreign currency or composite currencies, such principal amount as shall result in an aggregate mutual offering price which is the equivalent of $400,000,000 at the time of initial offering.
                                ---------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 26, 1996

PROSPECTUS

                                  $400,000,000

                            RUBBERMAID INCORPORATED

                             SENIOR DEBT SECURITIES

                         ------------------------------

     Rubbermaid Incorporated (the "Company") intends to issue from time to time senior debt securities (the "Debt Securities"), which will be direct, unsecured obligations of the Company and offered to the public on terms determined by market conditions at the time of sale. The Company may sell Debt Securities for proceeds of up to $400,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies, (i) directly to purchasers, (ii) through agents designated from time to time, (iii) to dealers, or (iv) through underwriters or a group of underwriters.

     The Debt Securities may be issued in one or more series with the same or various maturities at or above par or with an original issue discount. The specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, rate (or method of calculation) and time of payment of any interest, any terms for redemption or repurchase or conversion, the currency or composite currency in which the Debt Securities shall be denominated or payable, any listing on a securities exchange, whether the Debt Securities will be issued in the form of a global security or securities, or other specific terms of the Debt Securities in respect of which this Prospectus is being delivered ("Offered Securities") are set forth in the accompanying supplement to the Prospectus (the "Prospectus Supplement"), together with the terms of offering of the Offered Securities. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Debt Securities on a national securities exchange. See "Plan of Distribution."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO
            THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

               The date of this Prospectus is            , 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, DEALER OR UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY DEBT SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     This Prospectus constitutes a part of a Registration Statement on Form S-3, as amended (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and the accompanying Prospectus Supplement omit certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; and

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Rubbermaid Incorporated, 1147 Akron Road, Wooster, Ohio 44691-6000,
Attention: Investor Relations and Corporate Communications, telephone (216) 264-6464, ext. 5740.

                                  THE COMPANY

     Rubbermaid Incorporated and its subsidiaries manufacture, market, sell, and distribute plastic and rubber products consumed primarily by the end-user in the consumer, commercial, industrial, agricultural, office, marine, automotive accessories, contract, and juvenile markets. The Company's products include such items as housewares; home horticulture products; decorative coverings; leisure and recreational products; infant and children's toys; furniture, office and industrial products; and products used in food service, health care, and sanitary maintenance. The Company's products are distributed through its own sales personnel and manufacturers' agents to a variety of retailers and wholesalers, including mass merchandisers, toy stores, catalog showrooms, and distributors serving institutional markets.

     The Company intends to implement a commercial paper program during the first quarter of 1996. On January 19, 1996, the Company entered into a $500 million committed credit facility designated to support this commercial paper program.

     The Company was incorporated under the laws of Ohio in 1920. The Company's corporate offices are located at 1147 Akron Road, Wooster, Ohio 44691-6000, telephone (216) 264-6464.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for each of the last five fiscal years ended December 31, 1994 and for the nine months ended September 30, 1995. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of (i) interest on indebtedness, whether expensed or capitalized, and (ii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense).

NINE MONTHS ENDED                   FISCAL YEAR ENDED
  SEPTEMBER 30,       ---------------------------------------------
       1995           1994      1993      1992      1991      1990
-----------------     -----     -----     -----     -----     -----
      18.83           33.65     26.39     19.72     20.30     18.64

                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes which may include refinancing indebtedness, financing acquisitions as they may arise, or repurchasing the Company's equity securities. Further details relating to the uses of the net proceeds of any such offering will be set forth in the applicable Prospectus Supplement.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be unsecured obligations issued under an Indenture
(the "Indenture") dated as of               , 1996 between the Company, and
First Trust of New York, National Association, as trustee (the "Trustee"). The following summaries do not purport to be complete and are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions are incorporated by reference as part of the statements made herein and such statements are qualified in their entirety by such reference. Capitalized terms used below and not otherwise defined are used as defined in the Indenture. Section references are to the Indenture.

GENERAL

     The Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The Indenture does not limit the amount of debt, either secured or unsecured, which may be issued by the Company under the Indenture or otherwise.

     Debt Securities may be issued from time to time in amounts the proceeds of which aggregate up to $400,000,000 and will be offered independently or together to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

     Reference is made to the Prospectus Supplement for the following terms of the Debt Securities offered hereby (to the extent such terms are applicable to such Debt Securities): (i) designation, aggregate principal amount and denomination; (ii) currency or units based on or relating to currencies in which Debt Securities are denominated and in which principal of, premium, if any, and any interest will or may be payable and the basis on which interest shall be calculated if other than a 360-day year consisting of twelve 30-day months;
(iii) date of maturity; (iv) interest rate or rates (or method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable; (vi) if other than the offices of the Trustee, the place or places where the principal of and interest, if any, on the Debt Securities will be payable; (vii) any redemption or sinking fund provisions; (viii) whether the Debt Securities will be issuable in registered form or bearer form or both and, if Debt Securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in bearer form; (ix) whether and under what circumstances the Company will pay additional amounts on Debt Securities held by a person who is not a U.S. person (as defined below) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (x) whether the Debt Securities shall be issued in the form of a Global Security (as defined herein); (xi) any other specific terms of the Debt Securities, including any terms which may be required by or advisable under United States laws or regulations. For purposes of this Prospectus, "U.S. person" means a citizen, national or resident of the United States of America, its territories, possessions and all areas subject to its jurisdiction (the "United States"), a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income tax regardless of its source.

     Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

     The Debt Securities may be issued as Global Securities under a book-entry system, as specified below. See "-- Book-Entry System."

     If the Debt Securities are issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount, the federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the Prospectus Supplement.

     Unless otherwise described in the accompanying Prospectus Supplement, there are no covenants or provisions contained in the Indenture which afford the holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

BOOK-ENTRY SYSTEM

     If so specified in the accompanying Prospectus Supplement, Debt Securities of any series may be issued under a book-entry system in the form of one or more global securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the accompanying Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

     The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interest in a Global Security.

     So long as the Depositary or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing practice, in the event that the Company requests any action of the holders or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

     Payment of principal of, premium, if any, and interest on Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal, premium, if any, or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     A Global Security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of the Debt Securities being offered hereby is exchangeable for Debt Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be or in good standing as a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Debt Securities represented by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct.

CERTAIN RESTRICTIONS ON THE COMPANY

  Limitations on Liens

     The Company covenants that it will not, nor will it permit any Domestic Subsidiary (defined as a subsidiary of the Company other than one which (i) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States nor is engaged primarily in financing the operations of the Company or its subsidiaries, or both, outside the United States and (ii) does not own any subsidiary of the Company other than a subsidiary described in the preceding clause (i)) to incur, issue, assume or guarantee any Debt (defined as notes, bonds, debentures or other indebtedness for money borrowed) secured by any mortgage on, pledge of or lien ("Mortgage") on any Principal Property (defined as any manufacturing plant or warehouse, owned or leased by the Company or any Domestic Subsidiary, which is located within the United States and the gross book value of which exceeds 1 1/2% of Consolidated Net Tangible Assets (defined as all assets less reserves, current liabilities and intangibles, subject to certain exceptions set forth in the Indenture), other than plants or warehouses which, in the opinion of the Company's Board of Directors, are not material to the total business of the Company and its subsidiaries as an entirety), or upon shares of stock or Debt of any Domestic Subsidiary, without effectively providing that the Debt Securities shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured. The foregoing restrictions shall not apply to Debt secured by (i) Mortgages on property, shares of stock or Debt of any corporation existing at the time such corporation became a Domestic Subsidiary; (ii) Mortgages in favor of the Company or any Domestic Subsidiary; (iii) Mortgages on property of the Company or a Domestic Subsidiary in favor of the United States of America or any State thereof, or in favor of any foreign country, or any political subdivision thereof to secure partial, progress, advance or other payments pursuant to any contract or statute and any other Mortgages incurred or assumed in connection with the issuance of any industrial revenue or private activity bonds; (iv) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof or securing the purchase price thereof or securing the cost of construction of or improvement on a property that are created, or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement, and certain purchase money mortgages; (v) Mortgages existing on the first date on which a Debt Security is authenticated by the Trustee under the Indenture; (vi) Mortgages securing judgement or appeal bonds in respect of amounts being contested in good faith pursuant to appropriate proceedings; and (vii) extensions, renewals or replacements (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (vi), inclusive (Section 3.6). See "Exempted Debt" below.

  Exempted Debt

     The Indenture provides that, notwithstanding the foregoing provisions, the Company may, and may permit Domestic Subsidiaries to, incur, issue, assume or guarantee Debt secured by Mortgages not excepted in the covenants above without equally and ratably securing the Debt Securities; provided, however, that, after so securing such Debt, the aggregate of all such secured Debt plus all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions would not exceed 10% of Consolidated Net Tangible Assets, as set forth in the most recent balance sheet of the Company and its consolidated subsidiaries. "Attributable Debt" is defined in the Indenture as the total net amount of rent required to be paid under a lease for the remaining term of such lease, discounted at the rate per annum borne by the Debt Securities compounded semiannually; provided, however, that for the purposes of limitations on the Company and its Domestic Subsidiaries there shall not be any Attributable Debt in respect of a sale and leaseback if (i) such sale and leaseback is entered into in connection with the issuance of industrial revenue or private activity bonds; (ii) the sale or transfer of the Principal Property is made within a specified period after the later of its acquisition or construction; (iii) the Company or Domestic Subsidiary applies an amount equal to the net proceeds of the sale or transfer of a Principal Property leased pursuant to such sale and leaseback to investment in another Principal Property within one year prior to or subsequent to such sale or transfer; or (iv) such sale and leaseback was entered into prior to the date such corporation (a) became a Domestic Subsidiary, (b) was merged into or consolidated with the Company or a Domestic Subsidiary or (c) sold or otherwise disposed of its properties substantially as an entirety to the Company or a Domestic Subsidiary.

  Limitations on Sales and Leasebacks

     The Company covenants that it will not, nor will it permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Company or any Domestic Subsidiary of any Principal Property (except for temporary leases of a term of not more than five years at the end of which it is intended that the use of such property by the lessee will be discontinued and except for transactions among themselves), which Principal Property has been or is to be sold or transferred to such lender or investor, unless (i) the Company or such Domestic Subsidiary could create Debt secured by a Mortgage on the Principal Property to be leased in an amount equal to the Attributable Debt in such arrangement without equally and ratably securing the Debt Securities or (ii) the Company shall apply an amount equal to the greater of the net proceeds of the sale or the fair market value of the Principal Property at the time of entering into such arrangement to the retirement of Funded Debt (defined as indebtedness for money borrowed maturing more than 12 months after the date of the most recent balance sheet of the Company and its consolidated subsidiaries), subject to certain exceptions set forth in the Indenture (Section 3.7).

  Consolidation; Merger; Sale of Assets

     The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, unless (i) either the Company shall be the continuing corporation or the successor corporation or the person which acquires the assets of the Company shall be a corporation or entity organized under the laws of the United States or any State thereof and shall expressly assume the obligations of the Company under the Indenture, the Debt Securities and the Coupons, if any, and (ii) the Company or such successor corporation, or entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenants or conditions of the Indenture (Section 9.1).

EVENTS OF DEFAULT

     An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being: (a) default for 30 days in payment of interest on such series; (b) default in any payment of principal or premium, if any, on any Debt Security of such series either at maturity, upon redemption, by declaration or otherwise; (c) default in payment of any sinking fund instalment on any Debt Security of such series; (d) default by the Company in the performance of any other of the covenants or agreements with respect to that series which shall not have been remedied for a period of 90 days (or other period, if any, provided) after notice; (e) certain events of bankruptcy, insolvency or reorganization of the Company or (f) any other Event of Default provided in a supplemental indenture or resolution of the Board of Directors under which such series of Debt Securities is issued or in the form of Debt Security for such series. No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. In case an Event of Default described in (a), (b), (c) or (d) (if such Event of Default is with respect to less than all series of Debt Securities then Outstanding) above shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then Outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of the Debt Securities of such series and the interest accrued thereon, if any, to be due and payable. In case an Event of Default described in (d) (if such Event of Default is with respect to all series of Debt Securities then Outstanding) or (e) above shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of all Debt Securities then Outstanding (treated as one class) may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of all Outstanding Debt Securities and the interest accrued thereon, if any, to be due and payable (Section 5.1). Any Event of Default with respect to a particular series of Debt Securities may be waived by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series (or of all the Outstanding Debt Securities, as the case may be), except in each case a failure to pay principal or premium, if any, or interest on such Debt Security (Section 5.10).

     The Holders of a majority in principal amount of the Debt Securities of any series then Outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee under the Indenture, provided that the Holders of Debt Securities shall have offered to the Trustee reasonable indemnity against expenses and liabilities (Sections 5.6 and 5.9). The Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Indenture (Section 3.5).

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in principal amount of the Debt Securities of all series affected by a supplement to the Indenture (voting as one class) at the time Outstanding, to supplement the Indenture or any supplemental indenture or modify the rights of the Holders of the Debt Securities provided that no such supplement or modification shall (i) extend the final maturity of any Debt Security or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency in which the Debt Security is payable or (ii) reduce the aforesaid percentage of Debt Securities, without the consent of the Holders of which is required for any such modification (Section 8.2).

     The Indenture also contains provisions permitting the Company and the Trustee to enter into supplemental indentures without the consent of the Holders of any series of Debt Securities (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debt Securities any property or assets, (b) to evidence the succession of another corporation to the Company, subject to and upon compliance with the provisions of the Indenture, and the assumption by such successor corporation of the covenants, agreements and obligations in the Debt Securities and in the Indenture, (c) to evidence and provide for a successor Trustee under the Indenture with respect to one or more series of Debt Securities, (d) to add to the covenants of the Company, (e) to cure any ambiguity or to correct or supplement any provision in the Indenture that may be defective, (f) to establish the form or terms of Debt Securities of any series and the Coupons, if any, appertaining thereto and (g) to provide for uncertificated registered Debt Securities for any series (Section 8.1).

DEFEASANCE

     The Indenture provides that the Company, at its option, (a) will be discharged from all obligations in respect of the Debt Securities in a series (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or destroyed Debt Securities, maintain paying agencies and hold moneys for payment in trust), or (b) need not comply with certain restrictive covenants of the Indenture described under "Certain Restrictions on the Company", in each case if the Company irrevocably deposits in trust with the Trustee money, or the equivalent in securities of the government which issued the currency in which the Debt Securities of any then outstanding series are denominated or securities issued by government agencies backed by the full faith and credit of such government, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all of the principal of (including any mandatory redemption payments), premium, if any, on and interest, if any, on, and repurchase obligations, if any, with respect to, the Debt Securities of such series, on the dates such payments are due in accordance with terms of such Debt Securities. To exercise either option, the Company is required to deliver to the Trustee an opinion of independent tax counsel (which may be counsel to the Company) to the effect that the deposit and related defeasance would not cause the holders of Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. To exercise the option described in clause (a) above, such opinion must be based on a ruling of the Internal Revenue Service, a regulation of the Treasury Department or a provision of the Internal Revenue Code (Section 10.3).

CONCERNING THE TRUSTEE

     First Trust of New York, National Association, is the Trustee under the Indenture.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through one or more underwriters and also may sell Debt Securities directly to other purchasers or through agents or dealers, or the Company may sell Debt Securities through a combination of any such methods.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters may sell Debt Securities to or through dealers.

     In connection with the sales of Debt Securities, underwriters may receive compensation from the Company in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the Prospectus Supplement.

     Pursuant to agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Debt Securities on a national securities exchange. In the event the Debt Securities are not listed on a national securities exchange, certain broker-dealers may make a market in the Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Debt Securities or as to the liquidity of the trading market for the Debt Securities, whether or not the Debt Securities are listed on a national securities exchange. The Prospectus Supplement with respect to the Debt Securities will state, if known, whether or not any broker-dealer intends to make a market in the Debt Securities. If no such determination has been made, the Prospectus Supplement will so state.

     The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                                 LEGAL MATTERS

     The validity of the issuance of the Debt Securities offered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, Cleveland, Ohio, and for any underwriters or agents by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The financial statements of Rubbermaid Incorporated as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended September 30, 1995 and 1994, June 30, 1995 and 1994, and March 31, 1995 and 1994, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q for the quarters ended September 30, 1995, June 30, 1995, and March 31, 1995, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because the reports are not "reports" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Act.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of the expenses to be incurred by the Company in connection with the issuance and distribution of the Debt Securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimates except for the Commission registration fee.

     Commission registration fee..............................................  $137,931
     Printing and engraving costs.............................................  $ 50,000
     Accounting fees and expenses.............................................  $  2,000
     Trustee fees and expenses................................................  $ 34,000
     Legal fees and expenses (not including Blue Sky).........................  $100,000
     Blue Sky fees and expenses...............................................  $ 10,000
     Rating Agencies' fees....................................................  $130,000
     Miscellaneous expenses...................................................  $ 11,069
                                                                                --------
               Total..........................................................  $475,000
                                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section Six of Article III of the Company's Amended Code of Regulations ("Section Six") provides that the Company shall indemnify, to the fullest extent then permitted by law, any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise; provided, however, that the Company shall indemnify any such agent (as opposed to any director, officer, or employee) of the corporation to an extent greater than that required by law only if and to the extent that the directors may, in their discretion, so determine. In addition, Section Six states that the indemnification it provides shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, the Company's Articles of Incorporation, or any agreement, vote of shareholders, or of disinterested directors, or otherwise, both as to action in official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent, and shall insure to the benefit of heirs, executors, and administrators of such a person. Section Six further provides that the Company may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any person described above against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability. The provisions of Section Six are subject to Section 1701.13 of the Ohio Revised Code, which sets forth certain conditions and limitations governing the indemnification of officers, directors and other persons. A copy of Section Six is included herein as Exhibit 3.2.

     Reference is made to Section 7 of the Underwriting Agreement (Exhibit 1.1 to this Registration Statement) which provides for indemnification of the Company's officers, Directors and controlling persons by the Underwriters, and for indemnification of each underwriter and its controlling persons by the Company, against certain civil liabilities, including liabilities under the Securities Act.

     Under the Company's Director and Officer Liability Insurance Policy, each director and officer of the Company is insured against certain liabilities which might arise in connection with their respective positions with the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following exhibits are filed herewith and made a part hereof:

EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
------     ---------------------------------------------------------------------------------
  1.1      Form of Underwriting Agreement.
  3.1      Amended Articles of Incorporation of the Company (incorporated herein by reference to Exhibits 3a and 4a to the Company's Annual Report on Form 10-K for
           the year ended December 31, 1992).
  3.2      Amended Code of Regulations of the Company (incorporated herein by reference to
           Exhibits 3b and 4b to the Company's Annual Report on Form 10-K for the year ended
           December 31, 1992).
  4.1      Form of Indenture dated as of               , 1996 between the Company and First
           Trust of New York, National Association, as trustee, relating to the Debt
           Securities.
  5.1      Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities being offered.
 12.1      Computation of Ratios of Earnings to Fixed Charges.
 23.1      Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).
 23.2      Consent of KPMG Peat Marwick LLP.
 23.3      Letter of KPMG Peat Marwick LLP dated January 26, 1996, as to unaudited interim financial information.
 24.1      Powers of Attorney.
 25.1      Statement of Eligibility of First Trust of New York, National Association, under the Trust Indenture Act of 1939 on Form T-1 relating to the Indenture.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Debt Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster, State of Ohio, on January 26, 1996.

                                          RUBBERMAID INCORPORATED

                                          By: /s/ JAMES A. MORGAN
                                            James A. Morgan
                                            Senior Vice President, General
                                              Counsel and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                            DATE
----------------------------------- ----------------------------------------    -----------------
* WOLFGANG R. SCHMITT               Director, Chairman of the Board and         January 26, 1996
Wolfgang R. Schmitt                 Chief Executive Officer (Principal
                                    Executive Officer)
* GEORGE C. WEIGAND                 Senior Vice President and Chief             January 26, 1996
George C. Weigand                   Financial Officer (Principal Financial
                                    Officer)
* JOHN L. THELER                    Vice President and Corporate Controller     January 26, 1996
John L. Theler                      (Principal Accounting Officer)
* TOM H. BARRETT                    Director                                    January 26, 1996
Tom H. Barrett
* CHARLES A. CARROLL                Director                                    January 26, 1996
Charles A. Carroll
* ROBERT O. EBERT                   Director                                    January 26, 1996
Robert O. Ebert
* STANLEY C. GAULT                  Director                                    January 26, 1996
Stanley C. Gault
* ROBERT M. GERRITY                 Director                                    January 26, 1996
Robert M. Gerrity
* KAREN N. HORN                     Director                                    January 26, 1996
Karen N. Horn
* WILLIAM D. MAROHN                 Director                                    January 26, 1996
William D. Marohn
* STEVEN A. MINTER                  Director                                    January 26, 1996
Steven A. Minter

             SIGNATURE                               TITLE                            DATE
----------------------------------- ----------------------------------------    -----------------
* JAN NICHOLSON                     Director                                    January 26, 1996
Jan Nicholson
* PAUL G. SCHLOEMER                 Director                                    January 26, 1996
Paul G. Schloemer
* GORDON R. SULLIVAN                Director                                    January 26, 1996
Gordon R. Sullivan

* The undersigned, by signing his name hereto, does hereby sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.

/s/ JAMES A. MORGAN                                             January 26, 1996
------------------------------------------------------------------
James A. Morgan, Attorney-in-Fact